Exhibit 23.2

                          Consent of Ernst & Young LLP



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                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Tropical Sportswear Int'l Corporation Employee Stock Option Plan, As Amended, of our report dated November 16, 1998, with respect to the consolidated financial statements and schedule of Tropical Sportswear Int'l Corporation included in its Annual Report (Form 10-K) for the year ended October 3, 1998, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Tampa, Florida
October 26, 1999